For Immediate Release

      Contact: Annmarie Gordon (860) 645-7878/email: agordon@scanoptics.com
             Susan Lucek (860) 645-7878/email: slucek@scanoptics.com


                        Scan-Optics Saddened by Death of
               Chief Financial Officer and Chief Operating Officer
                               Michael J. Villano

         Manchester, CT - March 2, 2004 - Scan-Optics, Inc. (OTC BB: SOCR), is saddened to announce the untimely death of Michael J. Villano, Senior Vice President, Chief Financial Officer and Chief Operating Officer. Mr. Villano died of natural causes on Friday, February 27, 2004.

         "Mike was a friend and an important member of our corporate family and the loss is difficult for everyone," said James C. Mavel, Scan-Optics' Chairman and Chief Executive Officer. "Since joining the Company eighteen years ago, Mike demonstrated remarkable talent, effort and determination. It is impossible to capture with words the true character, warmth and compassion Mike exhibited day after day, no matter how challenging the circumstances. He cared deeply about building Scan-Optics into a highly successful and respected organization. To say that we will miss Mike does not begin to describe how much his friendship has meant to me and the people with whom he worked."

         Mr. Villano joined Scan-Optics in 1986 as Director of Accounting and in 1988 was named Assistant Controller. In 1989 he was promoted to the position of Controller, in February 1992 was named Vice President and Controller, in March 1994 was named Chief Financial Officer and Vice President and in April 2003 was named Chief Operating Officer, Chief Financial Officer and Senior Vice President. Mr. Villano was appointed Treasurer in May 1997. Prior to joining Scan-Optics, he was an advanced Staff Auditor at Ernst & Young from 1982 to 1986. Mr. Villano held a Bachelor's degree in Accounting from Stonehill College, Class of 1982.

         Scan-Optics and all of its employees extend their deepest sympathy to Mike's wife, Mary, and their two children, Elizabeth and Michael.

                                    - more -


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Michael J. Villano
Page Two


         Scan-Optics, Inc., with headquarters in Manchester, Connecticut, is a leader in information capture and customer service solutions for government, insurance, order fulfillment, proxy, health claims, test scoring and other paper-intensive businesses and is recognized internationally as an innovator and solution provider in the information management and imaging business. It designs, manufactures and services products and systems for character recognition, image processing and display, data capture, data entry, and storage and retrieval. Scan-Optics systems and software are marketed worldwide to commercial and government customers directly and through distributors. Through its Manufacturing Services Division, Scan-Optics also provides business process outsourcing services to customers. Scan-Optics has sales and service offices located throughout the United States and abroad. Additional information is available at www.scanoptics.com.

         Statements about Scan-Optics' future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are "forward-looking statements" made under safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are changes in general economic and business conditions in the United States and foreign markets, which impact capital investments by customers, the cyclical nature of funding within federal and state government agencies, further adverse changes in Scan-Optics' banking, lending and financing relationship, insufficient cash resources, increased competition from similar products, the implementation of other technologies which may provide alternative solutions, ability to complete projects in a timely manner, and other risk factors and cautionary statements listed from time to time in Scan-Optics' periodic reports filed with the Securities and Exchange Commission, including but not limited to the Scan-Optics' Annual Report on Form 10-K for the fiscal year ended December 31, 2002.


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